                                                               EXHIBIT 99.16(a)

          MASSACHUSETTS MUNICIPAL BOND FUND CLASS A (2/28/92-5/31/92)
                       AVERAGE ANNUAL AND TOTAL RETURNS

                                                                                       Since
                                                                                      Inception         Since
                                                                                        Avg           Inception
                                                                                       Annual           Total
                                                                                       Return          Return*
                                                                                      ---------       ---------
Initial Investment ............................................................       $1,000.00        $1,000.00
Divided by Max. Offer. Price ..................................................           10.42
                                                                                      ---------

Divided by Net Asset Value ....................................................                            10.00
                                                                                                       ---------

Equals Shares Purchased .......................................................           95.97           100.00
Plus Shares Acquired through Dividend Reinvestment ............................            1.41             1.44
                                                                                      ---------        ---------
Equals Shares held at 5/31/92 .................................................           97.38           101.44
Multiplied by Net Asset Value at 5/31/92 ......................................           10.16            10.16
                                                                                      ---------        ---------
Equals Ending Redeemable Value at $1,000 Investment (ERV) at 5/31/92 ..........          989.40         l,030.60
Divided by $1,000 (P) .........................................................          0.9894           1.0306
Subtract 1 ....................................................................         -0.0106           0.0306
Expressed as a percentage equals the Aggregate Total Return for the
  Period (T) ..................................................................           -1.06%
                                                                                       ========
Expressed as a percentage equals the Aggregate Total Return for the Period. ...                             3.06%
                                                                                                        ========

ERV divided by P ..............................................................          0.9894
Raise to the power of .........................................................          3.9683
Equals ........................................................................           .9590
Subtract 1 ....................................................................         -0.0410
Expressed as a percentage equals the Average Annualized Total Return ..........           -4.10%
                                                                                       ========

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*Does not include sales charge for the period.
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           30 DAYS STANDARDIZED YIELD FOR PERIOD ENDING MAY 31, 1992
                  MASSACHUSETTS MUNICIPAL BOND FUND - CLASS A

Long item income generally based on yield to maturity times market
  value of each security ..........................................       $    9,391.60
Plus short term income accrued for the past thirty days ...........              175.84
                                                                          -------------
Equals Total Income  ..............................................            9,567.44
Less expenses for the past thirty days ............................              127.26
                                                                          -------------
Equals net monthly income for yield calculation ...................            9,440.18
                                                                          -------------
Average shares outstanding for 30 days ............................          172,056.95
Times the Maximum Offering Price ..................................               10.58
                                                                          -------------
Equals total dollars ..............................................       $1,820,362.53
                                                                          =============
Net monthly income divided by total dollars equals ................            0.005186
                                                                          -------------
Add 1 .............................................................            1.005186
                                                                          -------------
Raise to the power of 6 ...........................................            1.031522
                                                                          -------------
Subtract 1 ........................................................            0.031522
                                                                          -------------
Times 2 ...........................................................            0.063044
                                                                          -------------
Expressed as a percentage equals the Standardized Yield for 30
day period ........................................................                6.30%*
                                                                          =============
Tax Rate ..........................................................                  28%
x 1 minus Tax Rate ................................................                  72%
Standardized Yield divided by x equals Tax Equivalent Yield for 30
  day period ......................................................                8.75%*
                                                                          =============

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* The SEC standardized 30 day yield for Massachusetts Municipal Bond - Class A would be 5.23% without voluntary reimbursement. The tax equivalent yield would be 7.26%.